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                                                            EXHIBIT 15
KPMG Peat Marwick LLP
Certified Public Accountants
345 Park Avenue
New York, NY 10154


                  Independent Auditors' Review Report
                  ----------------------------------


The Board of Directors
First Fidelity Bancorporation:


We have reviewed the accompanying consolidated statement of condition of First Fidelity Bancorporation and subsidiaries as of September 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the nine-month periods ended September 30, 1995 and 1994. These consolidated financial statements are the responsibility of First Fidelity Bancorporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of condition of First Fidelity Bancorporation and subsidiaries as of December 31, 1994 (presented herein) and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 18, 1995, we expressed an unqualified opinion on those consolidated financial statements.



KPMG Peat Marwick LLP
October 12, 1995